Exhibit 20.3
Page 1 of 3
                    Navistar Financial 1996 - A Owner Trust
                         For the Month of November 1998
                    Distribution Date of December 15, 1998
                           Servicer Certificate #31

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $138,919,395.95
Beginning Pool Factor                                           0.3020355

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,822,325.48
     Interest Collected                                     $1,046,394.15

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $64,762.04
Total Additional Deposits                                      $64,762.04

Repos / Chargeoffs                                            $141,209.95
Aggregate Number of Notes Charged Off                                  54

Total Available Funds                                       $8,933,481.67

Ending Pool Balance                                       $130,955,860.52
Ending Pool Factor                                              0.2847214

Servicing Fee                                                 $115,766.16

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,817,755.06
     Target Percentage                                               5.00%
     Target Balance                                         $6,547,793.03
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($158,933.80)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.307%
Current Weighted Average Remaining Term (months):                   24.20

Delinquencies                                             Dollars        Notes
    Installments:               1 - 30 days           $1,414,945.18       990
                                31 - 60 days            $420,937.18       275
                                60+  days               $146,797.90        70

     Total:                                           $1,982,680.26     1,011

     Balances:                  60+  days             $1,675,483.04        70

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $41,134.88
+    Excess Serv.                                       $117,798.92
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,817,755.06

Exhibit 20.3
Page 2 of 3
Navistar Financial 1996 - A Owner Trust
For the Month of November 1998

                                                                                     NOTES
                                                                   (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                              $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $138,919,395.95
Ending Pool Balance                            $130,955,860.52

Collected Principal                              $7,822,325.48
Collected Interest                               $1,046,394.15
Charge - Offs                                      $141,209.95
Liquidation Proceeds / Recoveries                   $64,762.04
Servicing                                          $115,766.16
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $8,817,715.51

Beginning Balance                              $138,919,395.95              $0.00    $128,791,194.92    $10,128,201.03

Interest Due                                       $736,381.16              $0.00        $681,520.07        $54,861.09
Interest Paid                                      $736,381.16              $0.00        $681,520.07        $54,861.09
Principal Due                                    $7,963,535.43              $0.00      $7,605,176.34       $358,359.09
Principal Paid                                   $7,963,535.43              $0.00      $7,605,176.34       $358,359.09

Ending Balance                                 $130,955,860.52              $0.00    $121,186,018.58     $9,769,841.94
Note / Certificate Pool Factor                                             0.0000             0.3490            0.4720
   (Ending Balance / Original Pool Amount)
Total Distributions                              $8,699,916.59              $0.00      $8,286,696.41       $413,220.18

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $117,798.92
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,817,755.06
(Release) / Draw                                  ($158,933.80)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.3
Page 3 of 3
Navistar Financial 1996 - A Owner Trust
For the Month of November 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    6                5                4              3                2                1
                                 Jun-98           Jul-98           Aug-98         Sep-98           Oct-98           Nov-98
Beginning Pool Balance      $183,840,293.25  $174,108,661.77  $165,506,037.27  $156,645,290.26  $148,008,327.60  $138,919,395.95

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $502,205.30      $187,160.28      $155,755.20      $163,166.49        $5,444.97      $141,209.95
    Recoveries                  $340,779.26      $245,162.77      $167,414.42      $312,391.83      $602,074.14       $64,762.04

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
   Total Charged Off (Months 5, 4, 3)            $506,081.97                Total Charged off (Months 1 - 6)       $1,154,942.19
   Total Recoveries (Months 3, 2, 1)             $979,228.01                Total Recoveries (Months 1 - 6)        $1,732,584.46
   Net Loss / (Recoveries) for 3 Mos            ($473,146.04)(a)            Net Loss/(Recoveries) for 6 Mos.        ($577,642.27)(c)

Total Balance (Months 5, 4, 3)               $496,259,989.30 (b)            Total Balance (Months 1 - 6)         $967,028,006.10(d)

Loss Ratio Annualized  [(a/b) * (12)]                -1.1441%               Loss Ratio Annualized [(c/d) (12)]           -0.7168%

Trigger:  Is Ratio > 1.5%                                 No                Trigger:  Is Ratio > 6.0%                         No

                                                                                  Sep-98           Oct-98           Nov-98
B)   Delinquency Trigger:                                                        $2,510,295.50    $1,345,397.47    $1,675,483.04
     Balance delinquency 60+ days                                                     1.60253%         0.90900%         1.20608%
     As % of Beginning Pool Balance                                                   1.26402%         1.28958%         1.23921%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer